Exhibit 10.1

C#: 581058493
Ls#:2001972453

Promissory Note

April 20, 2020

FOR  VALUE RECEIVED, RAMACO  RESOURCES,  INC., a Delaware corporation; RAMACO DEVELOPMENT, LLC, a Delaware limited liability company; RAM MINING, LLC, a Delaware limited liability company; RAMACO COAL SALES, LLC, a Delaware limited liability company; RAMACO RESOURCES, LLC, a Delaware limited liability company; and RAMACO RESOU.RCES LAND HOLDINGS, LLC, a Delaware limited liability company (collectively as "Maker"), promises to pay to the order of KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, ("Holder"), the sum of $4,742,838.68 in lawful money of the United States of America (the "Principal"), with interest thereon as hereafter provided ("Interest"), to be paid in the manner set forth herein.

1.    Relationship to Master Security Agreement. This Note is secured by the Master Security Agreement dated as of November 15, 2019 and Collateral Schedule No. 02 dated as of April 14, 2020 thereto (together, the "Master Security Agreement"), and all terms and conditions contained therein are incorporated herein by reference. Capitalized terms used herein without definition shall have the meaning given them in the Master Security Agreement. Maker reaffirms all terms, conditions, representations and warranties contained in the Master Security Agreement except as they may be modified hereby.

2.    Interest Rate. Interest on the balance of the Principal outstanding on this Note shall accrue from the Funding Date of this Note and shall be due and payable at a fixed rate of 7.45 % per annum (the "Interest Rate"). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

3.    Usury; Place of Payment. (a) Holder does not intend to charge any amount in excess of the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law and any such excess amounts will be applied to payments due under this Note, in inverse order of maturity, with any surplus refunded to Maker.

(b) Payment of the Principal and Interest hereunder shall be made to Holder at 1000 S. McCaslin Blvd., Superior, CO 80027, or at such other place as Holder may designate from time to time in writing. Holder reserves the right to require payment on this Note to be made by wired federal funds or other immediately available funds.

4.    Repayment Terms. The Principal and Interest shall be due and payable in 36 consecutive Monthly installments payable in Arrears, each in an amount equal to $147,422.89 commencing and payable on the date which is one (1) month after the Funding Date and on the same day of each month thereafter (each, a "Note Payment Date"). In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid on or before the date due hereunder.

5.    Prepayment. Except as contemplated by Section 11(b)(ii) of the Master Security Agreement and except as specifically provided below, Maker may not prepay, in whole or in part, the Principal outstanding hereunder; provided, however, that commencing on the date following the 1-month anniversary of the Funding Date, Maker may prepay, in whole but not in part, the principal outstanding hereunder by paying to Holder such outstanding principal, together with all accrued and unpaid interest thereon, plus a prepayment premium ("Prepayment Premium") equal to a percentage of the outstanding principal calculated as follows:

Months	Prepayment Premium
1-12	3.0%
13-24	2.0%
25-End of Term	1.0%

Form No. 04-550NOTE.31	Page 1 of 2

6.    Application of Payments. Prior to Default, each payment received on this Note shall be applied in the following order: (a} all costs of collection, (b) any unpaid late payment charges, (c} any Prepayment Premium, (d} Interest accrued as of the payment date and (e} the balance, if any, to outstanding Principal as of the date received. Upon the occurrence and during the continuance of a Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral when received by Holder in cash or its equivalent, will be applied first to costs of collection and, thereafter, in reduction of the Secured Obligations in such order and manner as Holder may direct in its sole discretion. Maker irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Holder shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Holder's sole discretion, notwithstanding any entry to the contrary upon any of its books and records

7.    Security. Payment of the Principal and Interest hereunder, and the performance and observance by Maker of all agreements, covenants and provisions contained herein, is secured by a first priority security interest in the Collateral.

8.    General. Maker represents and warrants that this Note evidences a loan for business or commercial purposes. By executing this Note, Maker confirms (a) having read and understood the provisions hereof and (b) Maker's agreement with all terms and conditions contained herein.

9.    Waivers.  MAKER AND ALL ENDORSERS, SURETIES, AND GUARANTORS HEREOF HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NON-PAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE THE MATURITY, NOTICE OF PROTEST AND PROTEST OF THIS NOTE.

10.    Funding Date. The Funding Date for this Note shall be the date on which Holder disburses funds hereunder. IF THE FUNDING DATE IS LEFT BLANK, OR DOES NOT REFLECT THE ACTUAL DATE HOLDER DISBURSES FUNDS HEREUNDER, MAKER HEREBY AUTHORIZES HOLDER TO FILL IN THE CORRECT DATE AT THE TIME OF DISBURSEMENT.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be duly executed on the day and year first written above.

MAKER: RAMACO RESOURCES, INC.

RAMACO DEVELOPMENT, LLC

RAM MINING, LLC

RAMACO COAL SALES, LLC

RAMACO RESOURCES, LLC

RAMACO RESOURCES LAND HOLDINGS, LLC

By

Name:  Randall W. Atkins

Title:  Executive Chairman

ATTACHMENT:

Collateral Schedule:  This Note is secured by Collateral Schedule No. 02 dated as of April 14, 2020 to the Master Security Agreement.

Form No. 04-550NOTE.31	Page 2 of 2